Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 6000 HOUSTON, TX 77002 (713) 495 4500 (713) 495 7799 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

mmetts@sidley.com (713) 495-4501	FOUNDED 1866

January 31, 2014

ZaZa Energy Corporation

1301 McKinney Street, Suite 2800

Houston, Texas 77010

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for ZaZa Energy Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale from time to time, on a delayed basis, by the Company of: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company, in one or more series (the “Preferred Stock”); (iii) debt securities of the Company, which may be convertible into or exchangeable for Common Stock (the “Debt Securities”); (iv) depositary shares of the Company representing fractional interests in Debt Securities or Preferred Stock of any series (the “Depositary Shares”); (v) warrants to purchase any one or a combination of the Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”); (vi) subscription rights to purchase one or a combination of the Common Stock, Preferred Stock, Debt Securities or Depositary Shares (together, the “Rights”); (vii) purchase contracts to purchase Common Stock, Preferred Stock, Debt Securities, Warrants, Rights or other property as may be designated at the time of the offering or at a future date or dates (the “Purchase Contracts”), which may be issued separately or as part of units consisting of a Purchase Contract and other securities or obligations of the Company or third parties; and (vii) units consisting of one or more of the securities described in clauses (i) through (vii) above (the “Units,” and together with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Rights and Purchase Contracts, the “Securities”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”).  The Company’s obligations under the Debt Securities may be guaranteed (the “Guarantees”) by the Company’s subsidiaries listed on Annex A hereto (the “Guarantors”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of

Sidley Austin (TX) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

ZaZa Energy Corporation

January 31, 2014

such opinions.  Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                                      The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.                                      The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3.                                      The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4.                                      The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

5.                                      The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

6.                                      The Rights, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value therefor, will constitute valid and binding obligations of the Company.

7.                                      The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

8.                                      The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

9.                                      The Guarantees of each Guarantor, when the Debt Securities are delivered against payment therefor in accordance with the terms of the applicable Indenture (as defined below) and the applicable definitive purchase, underwriting or similar agreement, will constitute a valid and binding obligation of that Guarantor.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each

ZaZa Energy Corporation

January 31, 2014

class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and, as applicable, the Company’s restated certificate of incorporation and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement (each as defined below) or unit agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Company’s restated certificate of incorporation, approved by us, establishing the designations, preferences and rights of the class or series of Preferred Stock being issued and delivered.

With respect to any Securities consisting of any series of Debt Securities and the Guarantees, we have further assumed that: (i) one or more indentures, approved by us, relating to the Debt Securities and the Guarantees (each an “Indenture”) to be entered into between the Company, the Guarantors and one or more entities selected by the Company to act as trustee (each, a “Trustee”) will have been authorized, executed and delivered by the Company, each Guarantor and the applicable Trustee and will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company, the Guarantors and the applicable Trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the

ZaZa Energy Corporation

January 31, 2014

Company to act as depositary (the “Deposit Agreement”), and (ii) issued after the Company deposits with the Depositary shares of the Debt Securities or Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.

With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Purchase Contracts, we have further assumed that (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Purchase Contract Agent and (ii) the Purchase Contracts will be authorized, executed and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.

With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

For purposes of our opinions insofar as they relate to the Guarantors, we have assumed that the obligations of each of the Guarantors under the Guarantees are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate purposes, or necessary or convenient to the conduct, promotion or attainment of the business of the respective Guarantor and will benefit the respective Guarantor, directly or indirectly.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.  The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the Texas Business Organizations Code and the laws of the State

ZaZa Energy Corporation

January 31, 2014

of New York (excluding the securities laws of the State of New York).  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Annex A

Name of Guarantor	State of Incorporation or Organization

ZaZa Energy, LLC	Texas

Toreador Resources Corporation	Delaware

ZaZa Holdings, Inc.	Delaware

ZaZa Energy Development, LLC	Texas

ZaZa Petroleum Management, LLC	Texas